SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2009

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	000-49872	68-0176227
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7250 Redwood Blvd., Suite 200	94945
Novato, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

        On June 24, 2009, Hennessy Advisors, Inc. (the “Company”) reached a definitive agreement with SPARX Investment & Research, USA, Inc. to acquire its assets related to the management of the SPARX Japan Fund and SPARX Japan Smaller Companies Fund (the “SPARX Funds”), each a series of SPARX Asia Funds. Pursuant to the proposed transaction, Hennessy Advisors will become the investment manager to the SPARX Funds, and the Hennessy Funds trustees will become the trustees of the SPARX Asia Funds. The SPARX Funds have approximately $65 million in assets.

        The Company will pay for all costs associated with gaining approval of the shareholders of the SPARX Funds. The proposed transaction is also subject to the approval of the Board of Trustees of SPARX Asia Funds. The transaction is expected to close by the end of September 2009.

        A copy of the press release announcing the proposed transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.
(registrant)
June 24, 2009	By: /s/ Daniel B. Steadman
Daniel B. Steadman
Executive Vice President

HENNESSY ADVISORS, INC.

Exhibit Index to Current Report on Form 8-K dated June 24, 2009

Exhibit	Description

99.1	Press Release